FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          DEC 22 1998
         No. C 3652-86
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        INTERNATIONAL CUSTOM PACK, INC.

     We the undersigned as President and Secretary of International Custom Pack, Inc. do hereby certify:

          That the Board of Directors of International Custom Pack Inc. adopted a Resolution by written consent to amend the original Articles as follows:

               A. Delete Article I in its entirety and substitute in its place the following:

               Article One: The name of the Corporation is Global Seafood Technologies, Inc.

               Said amendment has been consented to and approved by the owners of majority of the duly issued and outstanding shares of common stock which represent a majority of the sole class of common stock outstanding and entitled to vote thereon. The change is effective immediately upon the filing of this Certificate.


                                          /s/ Brent Gutierrez, President
                                          --------------------------------------
                                          BRENT GUTIERREZ, PRESIDENT



                                          /s/ Anita Gutierrez, Secretary
                                          --------------------------------------
                                          ANITA GUTIERREZ, SECRETARY



STATE OF MISSISSIPPI )
                     ):ss.
COUNTY OF HARRISON   )


     On this day 15th day of December, 1998, personally appeared before me Brent Gutierrez and Anita Gutierrez, personally known to me or provided to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.



                                                          /s/ Tammy Lynn Bosarge
                                                                      10-19-2001